Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACT:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Tuesday, August 7, 2018		(415) 384-3805

REDWOOD TRUST DECLARES $0.30 PER SHARE DIVIDEND
FOR THE THIRD QUARTER OF 2018

MILL VALLEY, CA – Tuesday, August 7, 2018 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a third quarter regular dividend of $0.30 per share. The third quarter 2018 dividend is payable on September 28, 2018 to stockholders of record on September 14, 2018.
"The payment of regular dividends remains a priority for Redwood. Our third quarter dividend will mark our 77th consecutive quarterly dividend,” said Christopher Abate, Redwood's Chief Executive Officer.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.